QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.1

AMENDMENT NO. 6 TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment No. 6") is entered into as of October 16, 2002 by and among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Borrower"), each of the parties identified as a Subsidiary Guarantor on the signature pages hereto (the "Subsidiary Guarantors"), each of the financial institutions identified as a Lender on the signature pages hereto (the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank), as agent for the Lenders (the "Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Existing Credit Agreement (hereinafter defined), after giving effect to this Amendment No. 6.

RECITALS

        WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and the Agent are party to that certain Amended and Restated Credit Agreement dated as of August 6, 1999, as amended, supplemented or otherwise modified to date (the "Existing Credit Agreement");

        WHEREAS, the Borrower has informed the Lenders that it anticipates being in violation of certain of its financial covenants for the fiscal quarter ended September 30, 2002 and the succeeding two fiscal quarters and has requested that the Lenders amend those financial covenants to avoid causing an Event of Default under the Existing Credit Agreement; and

        WHEREAS, the Lenders are willing to amend such covenants, subject to the terms and conditions contained herein;

        NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I
DEFINITIONS

        SUBPART 1.1.    Certain Definitions.    The following terms used in this Amendment No. 6, including its preamble and recitals, have the following meanings:

          "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

          "Amendment No. 6 Effective Date" is defined in Subpart 3.1.

        SUBPART 1.2.    Other Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment No. 6, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

        Effective on (and subject to the occurrence of) the Amendment No. 6 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

        SUBPART 2.1.    Amendments to Section 1.1.    Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

          A.    The table in the definition of "Applicable Percentage" is hereby deleted in its entirety and replaced with the following table:

Tier Level	Total Debt Leverage Ratio	Applicable Percentage for Eurodollar Loans	Applicable Percentage for Base Rate Loans	Applicable Percentage for Unused Line Fees
1	≥4.50 to 1.00	3.75%	2.50%	0.50%
2	≥4.00 to 1.00 but <4.50 to 1.00	3.50%	2.25%	0.50%
3	≥3.50 to 1.00 but <4.00 to 1.00	3.25%	2.00%	0.50%
4	<3.50 to 1.00	3.00%	1.75%	0.50%

            B.    The definition of "Borrowing Base" is hereby deleted in its entirety and replaced with the following:

            "Borrowing Base" means, as of any day, an amount equal to the sum of (1) eighty percent (80%) of the aggregate face amount of Eligible Accounts Receivable, plus (2) fifty percent (50%) of the net book value (determined at the lower of cost or market) of Eligible Parts and Supplies Inventory, plus (3) eighty percent (80%) of the Orderly Liquidation Value of the Serialized Eligible Rental Equipment, plus (4) fifty-six percent (56%) of the net book value of the Non-Serialized Eligible Rental Equipment, plus (5) eighty percent (80%) of the Delivered Cost of Eligible Equipment Held For Resale, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of Section 7.1(d), plus (6) an amount equal to (a) from October 1, 2002 through October 30, 2002, $25,000,000, (b) from October 31, 2002 through December 30, 2002, $20,000,000, (c) from December 31, 2002 through March 30, 2003, $15,000,000, and (d) thereafter, $-0- (provided, that the foregoing amounts shall be reduced by an amount equal to fifty percent (50%) of the amount by which the Net Cash Proceeds received for any Material Asset Disposition exceed the value included in the calculation of the most recently delivered Borrowing Base associated with the assets being disposed of), minus (7) an amount equal to the accrued and unpaid interest on the Senior Subordinated Notes, minus (8) reserves established by the Agent from time to time in its reasonable discretion. Notwithstanding the foregoing to the contrary, the advance rate on the Non-Serialized Eligible Rental Equipment shall be readjusted periodically based on each new Equipment Appraisal thereof to equal the product (calculated as a percentage) of (x) the ratio of (1) the Orderly Liquidation Value of the Non-Serialized Eligible Rental Equipment to (2) the net book value of the Non-Serialized Eligible Rental Equipment multiplied by (y) eighty percent (80%). For the purposes of this definition, "Material Asset Disposition" means an Asset Disposition the Net Cash Proceeds of which are in excess of $10,000,000.

          C.    The definition of "Serialized Eligible Rental Equipment" is hereby deleted in its entirety and replaced with the following:

            "Serialized Eligible Rental Equipment" means Eligible Rental Equipment marked with and identifiable by serial number.

          D.    The following new definitions are hereby added in appropriate alphabetical order:

            "Availability" means the excess of (i) the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base over (ii) the sum of (A) the aggregate amount of Revolving Loans outstanding plus (B) the aggregate amount of Swingline Loans outstanding plus (C) the LOC Obligations plus (D) the aggregate amount of the Term Loan outstanding.

            "KPI Report" means a monthly report prepared by the Borrower setting forth the utilization and rental revenue trends for the top six (6) equipment category classes of the Consolidated Parties, on a consolidated basis and by Operating Region, for such month.

            "September 2002 Projections" means the financial projections of the Consolidated Parties for the period from June 30, 2002 through December 31, 2003 prepared by the Borrower and delivered to the Agent in September, 2002.

            "Serialized Rental Equipment" means Rental Equipment marked with and identifiable by serial number.

        SUBPART 2.2.    Amendment to Section 2.1.    Section 2.1(a) of the Existing Credit Agreement is hereby amended by deleting the words "FIVE HUNDRED FIFTY MILLION DOLLARS ($550,000,000)" and replacing them with the words "FOUR HUNDRED EIGHTY MILLION DOLLARS ($480,000,000)".

        SUBPART 2.3.    Amendments to Section 7.1.    Section 7.1 of the Existing Credit Agreement is hereby amended as follows;

          A.    Section 7.1(b)(ii) of the Existing Credit Agreement is hereby amended by deleting the words "(other than the last month of each fiscal quarter)".

          B.    A new Section 7.1(m) is hereby added to the Existing Credit Agreement which shall read as follows:

            (m)    MD&A.    Within forty-five days after the close of each fiscal quarter of the Consolidated Parties, a "Management Discussion and Analysis" comparing the actual operating results of the Consolidated Parties for such fiscal quarter to the September 2002 Projections.

          C.    A new Section 7.1(n) is hereby added to the Existing Credit Agreement which shall read as follows:

            (n)    P&L.    Within thirty days after the close of each fiscal month of the Consolidated Parties, consolidated and consolidating (by Operating Region) profit and loss statements and, with respect to the statements delivered following the end of each fiscal quarter of the Consolidated Parties only, comparing actual results for the fiscal quarter then ended to the quarterly results set forth in the September 2002 Projections.

          D.    A new Section 7.1(o) is hereby added to the Existing Credit Agreement which shall read as follows:

            (o)    KPI Reports.    Within thirty days after the close of each fiscal month of the Consolidated Parties, a KPI Report for such month, in form and substance satisfactory to the Agent.

          E.    Section 7.1(m) of the Existing Credit Agreement shall become Section 7.1(p).

        SUBPART 2.4.    Amendment to Section 7.10.    Section 7.10 of the Existing Credit Agreement is hereby amended by adding a new Section 7.10(e) at the end thereof which shall read as follows:

            (e)  The Credit Parties will, on or before the 30th day after the end of each month (as of the last day of such month), deliver to the Agent an Equipment Appraisal of the Orderly Liquidation Value of the Serialized Rental Equipment. All Equipment Appraisals conducted pursuant to this Section 7.10(e) shall be at the Credit Parties' expense.

        SUBPART 2.5.    Amendments to Section 7.11.    Section 7.11 of the Existing Credit Agreement is hereby amended as follows:

          A.    Section 7.11(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (b)    Total Debt Leverage Ratio.    The Total Debt Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to (i) 4.25 to 1.00 for the fiscal quarters ending December 31, 2001, March 31, 2002 and June 30, 2002, (ii) 4.50 to 1.00 for the fiscal quarter ending September 30, 2002, (iii) 4.75 to 1.00 for the fiscal quarter ending December 31, 2002 and (iv) 4.50 to 1.00 for the fiscal quarters ending March 31, 2003 and thereafter.

          B.    Section 7.11(c) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (c)    Senior Debt Leverage Ratio.    The Senior Debt Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to (i) 3.00 to 1.00 for the fiscal quarters ending December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002, and December 31, 2002 and (ii) 2.75 to 1.00 for the fiscal quarters ending March 31, 2003 and thereafter.

          C.    Section 7.11(d) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (d)    Consolidated Net Worth.    At all times Consolidated Net Worth shall be greater than or equal to (i) $50,000,000 for the fiscal quarter ending September 30, 2002, (ii) $39,000,000 for the fiscal quarter ending December 31, 2002 and (iii) $35,000,000 for the fiscal quarters ending March 31, 2003 and thereafter.

          D.    Section 7.11(e) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (e)    Fixed Charge Coverage Ratio.    The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 1.75 to 1.00.

          E.    Section 7.11(f) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (f)    Interest-Rental Expense Coverage Ratio.    The Interest-Rental Expense Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 1.75 to 1.00.

          F.    Section 7.11(g) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (g)    Consolidated Net Capital Expenditures.    Consolidated Net Capital Expenditures shall not exceed $40,000,000 in the aggregate during any fiscal year of the Borrower, with no more than $15,000,000 in the aggregate in any fiscal quarter of the Borrower.

        SUBPART 2.6.    Amendment to Section 7.17.    Section 7.17 of the Existing Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:

          Notwithstanding anything in Section 7.17 or Section 3.16 to the contrary, if at any time Availability is less than $10,000,000, then the Agent shall instruct any depository bank with which the Borrower has a Blocked Account Agreement to sweep funds daily into the Wachovia Account, or such other account as the Agent shall designate in writing. Further, the Borrower shall, upon instruction from the Agent, enter into a Blocked Account Agreement with any other financial institution with which the Borrower maintains any funds and the Agent shall instruct such institution to sweep funds daily into the Wachovia Account, or such other account as the Agent shall designate in writing. For the avoidance of doubt, the giving of any such instructions by the Agent shall constitute a "Cash Management Event" for the purposes of Section 3.16.

        SUBPART 2.7.    Amendment to Section 8.8.    Section 8.8 of the Existing Credit Agreement is hereby amended by adding a new clause (c) at the end thereof which shall read as follows:

          or (c) make any scheduled payments of principal or interest on the Subordinated Debt unless Availability, on a Pro Forma Basis after giving effect to any such payments, would be greater than (i) $12,500,000 for any period on or prior to November 15, 2002 and (ii) $50,000,000 for any period after November 15, 2002.

        SUBPART 2.8    Global Amendment.    All references in the Credit Documents to "First Union" or to "First Union National Bank" shall be amended to refer to "Wachovia" or to "Wachovia Bank, National Association", respectively.

PART III
CONDITIONS TO EFFECTIVENESS

        SUBPART 3.1.    Amendment No. 6 Effective Date.    This Amendment No. 6 shall be and become effective as of the date hereof (the "Amendment No. 6 Effective Date") when all of the conditions set forth in this Part III shall have been satisfied, and thereafter this Amendment No. 6 shall be known, and may be referred to, as "Amendment No. 6".

        SUBPART 3.2.    Execution of Counterparts of Amendment.    The Agent shall have received executed counterparts of this Amendment No. 6, which collectively shall have been duly executed on behalf of the Borrower, the Subsidiary Guarantors and the Required Lenders.

        SUBPART 3.3.    Prepayment of Outstanding Term Loans.    The Agent shall have received a prepayment from the Borrower in immediately available funds in an amount necessary to reduce the aggregate principal amount of the Term Loans outstanding to $70,000,000.

        SUBPART 3.4.    Amendment Fee.    The Borrower shall have paid a fee to the Agent in connection with this Amendment No. 6 in an amount equal to 0.375% multiplied by the sum of (a) the aggregate Revolving Commitments as of the date hereof plus (b) the aggregate principal amount of the Term Loans outstanding as of the date hereof (in each case, after giving effect to this Amendment No. 6) for the account of each Lender pro rata according to such Lender's aggregate Revolving Commitment and outstanding Term Loans as of the date hereof (in each case, after giving effect to this Amendment No. 6); provided, however, that such fee shall be payable only to those Lenders that shall have returned executed signature pages to this Amendment no later than 5:00 p.m. on Thursday, October 10, 2002, as directed by the Agent.

        SUBPART 3.5.    Payment of Fees and Expenses.    The Agent shall have received all fees owing to it under the Credit Agreement, the other Credit Documents and this Amendment No. 6, including those fees pursuant to that certain letter dated September 12, 2002 from the Agent to the Borrower.

        SUBPART 3.6.    Other Documents.    The Agent shall have received such other documents as the Agent or counsel to the Agent may reasonably request.

PART IV
MISCELLANEOUS

        SUBPART 4.1.    Cross-References.    References in this Amendment No. 6 to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment No. 6.

        SUBPART 4.2.    Instrument Pursuant to Existing Credit Agreement.    This Amendment No. 6 is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

        SUBPART 4.3.    References in Other Credit Documents.    At such time as this Amendment No. 6 shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Amended Credit Agreement.

        SUBPART 4.4.    Representations and Warranties.    Each Credit Party hereby represents and warrants that:

          (a)  (i) it has the requisite power and authority to execute, deliver and perform this Amendment No. 6, (ii) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Amendment No. 6, (iii) this Amendment No. 6 has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (iv) the execution, delivery and performance by it of this Amendment No. 6 will not violate or breach the terms of, or result in a default under, the indentures for the Senior Subordinated Notes or any other material contracts of the Borrower or any of its Subsidiaries;

          (b)  the representations and warranties contained in Section 6 of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the Amendment No. 6 Effective Date, both before and after giving effect to this Amendment No.6, as though made on and as of such date;

          (c)  no Default or Event of Default exists under the Credit Agreement on and as of the Amendment No. 6 Effective Date, either before (other than a potential violation of certain of the financial covenants in Section 7.11 of the Existing Credit Agreement (the "Covenant Default")) or after giving effect to this Amendment No. 6.; and

          (d)  no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment No. 6.

        SUBPART 4.5.    No Other Changes.    Except as expressly modified and amended in this Amendment No. 6, all the terms, provisions and conditions of the Credit Documents shall remain unchanged.

        SUBPART 4.6.    Severability.    Any provision of this Amendment No. 6 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SUBPART 4.7.    Counterparts.    This Amendment No. 6 may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment No. 6 by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

        SUBPART 4.8.    Entirety.    This Amendment No. 6, the Amended Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

        SUBPART 4.9.    Governing Law.    THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT NO. 6 SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

        SUBPART 4.10.    Successors and Assigns.    This Amendment No. 6 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SUBPART 4.11    Waiver; Ratification and Reaffirmation.    The Lenders hereby waive the Covenant Default, if any exists on the Amendment No. 6 Effective Date. Each Credit Party hereby ratifies the Credit Documents to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of such Credit Documents (as amended hereby) applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations under such Credit Documents.

[remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 6 to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

BORROWER:	NATIONAL EQUIPMENT SERVICES, INC.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
SUBSIDIARY GUARANTORS:	NES EQUIPMENT SERVICES CORPORATION
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
REBEL STUDIO RENTALS, INC.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES SHORING ACQUISITION, INC.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES MANAGEMENT SERVICE CORPORATION
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES PARTNERS, INC.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES COMPANIES, L.P.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President

FALCONITE REBUILD CENTER, INC.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES INDIANA PARTNERS, INC.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES EQUIPMENT RENTAL, L.P.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES TRAFFIC SAFETY, L.P.
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
NES EQUIPMENT SERVICES, INC. OF CANADA
	By:	/s/ MICHAEL D. MILLIGAN
	Name:	Michael D. Milligan
	Title:	Senior Vice President
AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank), as Agent and as a Lender
	By:	/s/ ERIC BUTLER
	Name:	Eric Butler
	Title:	Managing Director
COMERICA BANK, as a Lender
	By:	/s/ LISA DAVIDSON MCKINNON
	Name:	Lisa Davidson McKinnon
	Title:	Vice President
THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender
	By:	/s/ JOHN F. BOHAN
	Name:	John F. Bohan
	Title:	Vice President

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as a Lender
By:	/s/ JAY S. LEWIS
Name:	Jay S. Lewis
Title:	Officer
US BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ DARYL HAGSTROM
Name:	Daryl Hagstrom
Title:	Vice President
TRANSAMERICA BUSINESS CAPITAL CORPORATION, as a Lender
By:	/s/ ARI KAPLAN
Name:	Ari Kaplan
Title:	Vice President
MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender
By:	/s/ JASON DEEGAN
Name:	Jason Deegan
Title:	AVP
PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ S.B. WINICEK
Name:	S.B. Winicek
Title:	Vice President
COMPASS BANK, as a Lender
By:	/s/ ARLENE STACKHOUSE
Name:	Arlene Stackhouse
Title:	Senior Vice President
FLEET NATIONAL BANK, as a Lender
By:	/s/ WILLIAM R. TOMMINS
Name:	William R. Tommins
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ DAVID A. CHAIHA
Name:	David A. Chaiha
Title:	Vice President
CITICORP DEL-LEASE, INC., as a Lender
By:	/s/ NEIL MARIN
Name:	Neil Marin
Title:	Vice President
KEY CORPORATE CAPITAL INC., as a Lender
By:	/s/ BRUCE F. SOWALSKIE
Name:	Bruce F. Sowalskie
Title:	Vice President
THE PROVIDENT BANK, as a Lender
By:	/s/ STEVE TOWVELKE
Name:	Steve Towvelke
Title:	Senior Vice President
HARRIS TRUST AND SAVINGS BANK, as a Lender
By:	/s/ RONALD V. REDD
Name:	Ronald V. Redd
Title:	Vice President
CITIZENS BUSINESS CREDIT CORPORATION, a Division of Citizens Leasing Corporation, as a Lender
By:	/s/ LEVI K. SCHATZ
Name:	Levi K. Schatz
Title:	Vice President
ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG, as a Lender
By:	/s/ JOHN FAY
Name:	John Fay
Title:	Vice President
By:	/s/ JOHN S. RENNION
Name:	John S. Rennion
Title:	Managing Director

MIZUHO CORPORATE BANK, LTD. (formerly The Fuji Bank, Limited), as a Lender
By:	/s/ NOBUCKI KOIKE
Name:	Nobucki Koike
Title:	Senior Vice President
NATIONAL CITY BANK, as a Lender
By:	/s/ ANDREW PERNSTEINER
Name:	Andrew Pernsteiner
Title:	Account Officer
GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	/s/ W. JEROME MCDERMOTT
Name:	W. Jerome McDermott
Title:	Duly Authorized Signatory
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ J. SCOTT JESSUN
Name:	J. Scott Jessun
Title:	Vice President
REGIONS BANK, as a Lender
By:	/s/ TAMMY M. FOSHEE
Name:	Tammy M. Foshee
Title:	Assistant Vice President
DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ PHILIP N. SALIBA
Name:	Philip N. Saliba
Title:	Vice President
DEUTSCHE FINANCIAL SERVICE CORPORATION, as a Lender
By:	/s/ J. KINFREOU
Name:	J. Kinfreou
Title:	VP

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender
By:	/s/ THOMAS R. BRADY
Name:	Thomas R. Brady
Title:	Director
By:	/s/ JAMES M. GALLAGHER
Name:	James M. Gallagher
Title:	Director
ALLFIRST BANK, as a Lender
By:	/s/ MARK X. FIDATI
Name:	Mark X. Fidati
Title:	Vice President
WASHINGTON MUTUAL BANK (formerly Dime Commercial Corp.), as a Lender
By:	/s/ DEBORAH E. SAFFIE
Name:	Deborah E. Saffie
Title:	Vice President
SOVEREIGN BANK, as a Lender
By:	/s/ ROBERT E. COOK
Name:	Robert E. Cook
Title:	Vice President
GMAC COMMERCIAL CREDIT LLC, as a Lender
By:	/s/ DAVID J. KANTES
Name:	David J. Kantes
Title:	President, Special Assets Division
HARBOUR TOWN FUNDING TRUST, as a Lender
By:	/s/ DIANA L. MUSHILL
Name:	Diana L. Mushill
Title:	Authorized Agent
SANKATY ADVISORS, LLC as Collateral Manager for RACE POINT CLO, LIMITED, as Term Lender
By:	/s/ DIANE J. EXTER
Name:	Diane J. Exter
Title:	Managing Director, Portfolio Manager

SANKATY HIGH YIELD PARTNERS III, L.P.
By:	/s/ DIANE J. EXTER
Name:	Diane J. Exter
Title:	Managing Director, Portfolio Manager
SANKATY ADVISORS, LLC as Collateral Manager for GREAT POINT CLO 1999-1, LTD., as Term Lender
By:	/s/ DIANE J. EXTER
Name:	Diane J. Exter
Title:	Managing Director, Portfolio Manager

QuickLinks

  EXHIBIT 4.1